UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant   ☐

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☐	Definitive Proxy Statement
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☒	Soliciting Material Pursuant to §240.14a-12

CHURCHILL CAPITAL CORP VII

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CorpAcq Reaffirms 2023 Guidance and Provides Business and Refinancing Update

ALTRINCHAM, England and NEW YORK, January 22, 2024 – CorpAcq Holdings Limited (“CorpAcq”), a corporate compounder with a proven track record of acquiring and supporting founder-led businesses, today provided the following business update including:

•	Reaffirming guidance for the full year ending December 31, 2023;

•	Confirming on track timing of its Business Combination with Churchill Capital Corp VII (“Churchill VII”) (NYSE: CVII);

•	A successful refinancing of its group debt; and

•	Upcoming Analyst Day.

Management Reaffirms Financial Outlook for Full-Year 2023

Since the release of its financials for the first six months of 2023 on November 17, 2023, CorpAcq has continued to maintain its strong and profitable growth trajectory. As a result, management has reaffirmed guidance for 2023 revenue and Adjusted EBITDA.

On an IFRS basis, revenue for the full year ended December 31, 2023, is expected to be in line with previous guidance of approximately £729 million, or approximately $938 million, representing an increase of 15% compared to the prior year. This performance reflects the continued strong organic growth of the portfolio, supported by additional contribution from acquisitions completed during the second half of 2023. Adjusted EBITDA is expected to be approximately £126 million, or approximately $162 million, representing an increase of 17% compared to the prior year, with margins maintained at approximately 17%.

This robust performance has been driven by CorpAcq’s continued focus on operational strength and resilience and is supplemented by management’s ongoing support for its diversified portfolio of subsidiaries. CorpAcq continues to deliver on its strategy and believes it remains well-positioned for future growth.

CorpAcq expects to release its full-year results in the second quarter of 2024.

Business Combination with Churchill VII Remains on Track

As announced on November 17, 2023, CorpAcq’s business combination (the “Business Combination”) with Churchill VII continues to progress as planned and is expected to be completed in early 2024. Completion of the Business Combination is subject to approval by Churchill VII’s shareholders, the registration statement on Form F-4 filed by CorpAcq Group PLC in respect of the Business Combination (the “Registration Statement”) being declared effective by the U.S. Securities and Exchange Commission (the “SEC”), Churchill VII having available cash at the closing of the Business Combination of at least $350 million, net of transaction fees, and other customary closing conditions.

On January 19, 2024, Churchill VII filed a definitive proxy in connection with a special meeting of stockholders to be held on February 8, 2024 to approve, among other things, an extension of the date by which Churchill VII must consummate the Business Combination (or any other initial business combination) from February 17, 2024 to August 17, 2024 (or such earlier date as determined by the board of directors of Churchill VII).

Successful Refinancing of Group Debt

CorpAcq has entered into a series of transactions with the planned refinancing of its group debt facility in order to continue to optimize its capital structure (the “Debt Refinancing Transactions”). The Debt Refinancing Transactions provide, among other things, CorpAcq with:

•	A new £300 million committed term loan facility that refinances CorpAcq’s existing £200 million facility and includes £100 million under a committed acquisition facility to support further acquisitions;

•	The flexibility to pay down up to £100 million of the term loan with proceeds expected to be received from CorpAcq’s Business Combination and re-draw such amount at a later date;

•	An extension of overall debt maturity from June 2024 to January 2028, meaning that following the Debt Refinancing Transactions, CorpAcq will not have any material debt maturities until 2028; and

•	A neutral impact to net leverage on CorpAcq’s group balance sheet and a lower interest margin across the group.

“We are pleased to announce the successful signing of our debt refinancing strategy,” said Simon Orange, Chairman and Founder of CorpAcq. “With this optimized capital structure, we will have more financial flexibility and liquidity to fund the continued growth of our business and expand our acquisition pipeline.”

UBS AG London Branch and Crestline Investors Fund Liquidity Solutions Group acted as Mandated Lead Arrangers and KPMG served as debt advisor for the Debt Refinancing Transactions. Churchill VII is fully supportive of the Debt Refinancing Transactions as it improves the financial profile of the business prior to the planned Business Combination.

Upcoming Analyst Day

In preparation for a public listing, CorpAcq and Churchill VII will be hosting an analyst day on January 25, 2024. A copy of the presentation will be available online at www.corpacq.com/investors. To register your interest, please email CorpAcqIR@icrinc.com.

About CorpAcq Holdings Limited

CorpAcq is a corporate compounder founded in 2006 with deep commercial experience and a diversified portfolio of 42 companies (as of December 31, 2023) across multiple large industries. CorpAcq has a track record of unlocking business potential and long-term growth for small and medium-sized enterprises through its established M&A playbook and decentralized operational approach. CorpAcq’s executive team develops close relationships with their subsidiaries’ management to support them with financial and strategic expertise while allowing them to retain independence to continue to operate their business successfully. CorpAcq is headquartered in the United Kingdom.

About Churchill Capital Corp VII

Churchill VII was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Important Notices Relating to Financial Advisors

UBS AG London Branch (“UBS”) is authorized and regulated by the Financial Market Supervisory Authority in Switzerland. It is authorized by the PRA and subject to regulation by the FCA and limited regulation by the PRA in the United Kingdom. UBS provided financial advice to CorpAcq and no one else in connection with the process or contents of this announcement. In connection with such matters, UBS will not regard any other person as its client, nor will it be responsible to any other person for providing the protections afforded to its clients or for providing advice in relation to the process, contents of this announcement or any other matter referred to herein.

Non-GAAP Financial Measure

This communication includes a financial measure not presented in accordance with UK GAAP or IFRS, Adjusted EBITDA. This non-GAAP financial measure is not a measure of financial performance in accordance with UK GAAP, or IFRS or any other GAAP and may exclude items that are significant in understanding and assessing CorpAcq’s financial results. Therefore, this measure should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under UK GAAP, IFRS, or any other GAAP. You should be aware that CorpAcq’s presentation of this measure may not be comparable to similarly-titled measures used by other companies.

CorpAcq believes this non-GAAP financial measure provides useful information to management and investors regarding certain financial and business trends relating to CorpAcq’s financial condition and results of operations. CorpAcq believes that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing CorpAcq’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. This non-GAAP measure is subject to inherent limitations as it reflects the exercise of judgments by management about which expense and income are excluded or included in determining this non-GAAP financial measure.

Additional Information and Where to Find It

This communication does not contain all the information that should be considered concerning the Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination.

The Registration Statement filed by CorpAcq Group Plc, initially filed on November 17, 2023 (including amendments thereto), includes a proxy statement/prospectus to be distributed to Churchill VII’s stockholders and warrantholders in connection with Churchill VII’s solicitation for proxies for the vote by Churchill VII’s stockholders and warrantholders in connection with the Business Combination and other matters described in the Registration Statement, as well as the prospectus relating to the offer and sale of securities to be issued by CorpAcq Group Plc to Churchill VII’s stockholders and warrantholders in connection with the completion of the Business Combination. On January 19, 2024, Churchill VII filed a definitive proxy statement with the SEC (the “Extension Proxy Statement”) in connection with Churchill VII’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, an extension of the date by which Churchill VII must consummate the Business Combination (or any other initial business combination) from February 17, 2024 to August 17, 2024 (or such earlier date as determined by the board of directors of Churchill VII) (such meeting, the “Extension Special Meeting”).

Before making any voting or other investment decisions, Churchill VII’s stockholders and warrantholders and other interested persons are advised to read (i) the Registration Statement and any amendments thereto, (ii) once available, the definitive proxy statement/prospectus, in connection with Churchill VII’s solicitation of proxies for its special meeting of stockholders and its special meeting of warrantholders to be held to approve, among other things, the Business Combination, (iii) other documents filed with the SEC by Churchill VII or CorpAcq Group Plc in connection with the Business Combination, and (iv) the Extension Proxy Statement and any amendments thereto, as these documents will contain important information about CorpAcq, CorpAcq Group Plc, Churchill VII and the Business Combination.

After the Registration Statement has been declared effective, Churchill VII will mail a definitive proxy statement/prospectus and other relevant documents to its stockholders and warrantholders as of the record date established for voting on the Business Combination. Churchill VII is in the process of mailing the Extension Proxy Statement and other relevant documents to its stockholders as of the record date established for voting at the Extension Special Meeting. Stockholders and warrantholders may also obtain a copy of the Registration Statement (and definitive proxy statement/prospectus, once available), the Extension Proxy Statement, as well as other documents filed by Churchill VII with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a written request to Churchill Capital Corp VII at 640 Fifth Avenue, 12th Floor, New York, NY 10019.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Churchill VII and CorpAcq have based the forward-looking statements on each of its current expectations and projections about future performance, timing and events. The forward-looking statements in this communication include, but are not limited to, statements regarding estimates and forecasts of financial and operational metrics and the anticipated timing for the Business Combination to close. The forward-looking statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of CorpAcq’s and Churchill VII’s respective management teams and are not predictions of actual timing and/or performance. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. The forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may materially differ from assumptions. Many actual events and circumstances are beyond the control of Churchill VII and CorpAcq. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about Churchill VII and CorpAcq that may cause each of its actual results, levels of activity, timing, achievements and/or performance indicated in this communication to be materially different from any actual future results, levels of activity, timing, achievements and/or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include CorpAcq’s changes in domestic and foreign business changes in the competitive environment in which CorpAcq operates; CorpAcq’s ability to manage its growth prospects, meet its operational and financial targets, and execute its strategy; the impact of any economic disruptions, decreased market demand and other macroeconomic factors to CorpAcq’s business, projected results of operations, financial performance or other financial metrics; expectations as to future growth in demand for CorpAcq’s products and services; CorpAcq’s reliance on its senior management team and key employees; risks related to liquidity, capital resources and capital expenditures; failure to comply with applicable laws and regulations or changes in such laws or the regulatory environment in which CorpAcq operates; the outcome of any potential litigation, government and regulatory proceedings, investigations, actions (including any potential U.S. or U.K. government shutdowns) and inquiries that Churchill VII or CorpAcq may face; assumptions or analyses used for CorpAcq’s forecasts proving to be incorrect and causing its actual operating and financial results to be significantly below its forecasts; CorpAcq failing to maintain its current level of acquisitions or an acquisition not occurring as planned and negatively affecting operating results; the inability of the parties to successfully or timely consummate the Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect CorpAcq Group Plc, which will be the combined company after the Business Combination, or the expected benefits of the Business Combination or that the approval of the stockholders of Churchill VII is not obtained; the risk that stockholders of Churchill VII could elect to have their shares redeemed by Churchill VII thus leaving the parties insufficient cash for them to complete the Business Combination or for CorpAcq to grow its business; the outcome of any legal proceedings that may be instituted against CorpAcq or Churchill VII; changes in applicable laws or regulations; failure to realize the anticipated benefits of the Business Combination; risks relating to the uncertainty of the projected financial information with respect to CorpAcq; the effects of competition; the ability of CorpAcq to manage expenses and recruit and retain key employees; the ability of Churchill VII or CorpAcq Group Plc to issue equity or equity linked securities in connection with the Business Combination or in the future; the impact of certain geopolitical events, including wars in Ukraine and the surrounding region and between Israel and Hamas; the impact of a current or future pandemic on CorpAcq, Churchill VII or CorpAcq Group Plc’s projected results of operations, financial performance or other financial metrics, or on any of the foregoing risks; those factors discussed in under the heading “Risk Factors” in the Registration Statement and Amendment No. 1 to the Registration Statement filed with the SEC on December 26, 2023(“Amendment No. 1”), as may be further amended from time to time, and other documents filed, or to be filed, with the SEC by Churchill VII or CorpAcq Group Plc. If any of these risks materialize or CorpAcq’s, CorpAcq Group Plc’s or Churchill VII’s assumptions prove incorrect, actual results could differ materially from the results implied by the forward-looking statements. There may be additional risks that none of CorpAcq, CorpAcq Group Plc nor Churchill VII presently know or that CorpAcq, CorpAcq Group Plc and Churchill VII currently believe are immaterial that could also cause actual timing and/or performance to differ materially from those contained in the forward-looking statements. In addition, the forward-looking statements reflect CorpAcq’s, CorpAcq Group Plc’s and Churchill VII’s expectations and views as of the date of this communication. CorpAcq, CorpAcq Group Plc’s and Churchill VII anticipate that subsequent events and developments will cause CorpAcq’s, CorpAcq Group Plc’s and Churchill VII’s assessments to change. However, while CorpAcq, CorpAcq Group Plc and Churchill VII may elect to update the forward-looking statements at some point in the future, CorpAcq, CorpAcq Group Plc and Churchill VII specifically disclaim any obligation to do so. The forward-looking statements should not be relied upon as representing CorpAcq, CorpAcq Group Plc and Churchill VII’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements. An investment in CorpAcq, CorpAcq Group Plc or Churchill VII is not an investment in any of CorpAcq’s, CorpAcq Group Plc’s or Churchill VII’s founders’ or sponsors’ past investments or companies or any funds affiliated with any of the foregoing. The historical results of these investments are not indicative of future performance of CorpAcq, CorpAcq Group Plc or Churchill VII, which may differ materially from the performance of past investments, companies or affiliated funds.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication is not, and under no circumstances is to be construed as, a proxy statement or solicitation of a proxy, a prospectus, an advertisement or a public offering of the securities described herein in the United States or any other jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or exemptions therefrom. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Participants in the Solicitation

CorpAcq, CorpAcq Group Plc, Churchill VII, Churchill Sponsor VII LLC and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Churchill VII’s stockholders and warrantholders with respect to the Business Combination. A list of the names of Churchill VII’s directors and executive officers and a description of their interests in Churchill VII is set forth in certain filings with the SEC, including (but not limited to) the following: (1) Amendment No. 1 (and specifically, the following sections: “Risk Factors–Risks Related to Churchill and the Business Combination”; “Information Related to Churchill–Management, Directors and Executive Officers”; “The Business Combination–Interests of Certain Persons in the Business Combination; Interests of the Churchill Initial Stockholders and Churchill’s Directors and Officers”; “Beneficial Ownership of Churchill Securities”; and “Certain Relationships and Related Person Transactions–Churchill Relationships and Related Person Transactions”); (2) the Form 10-K filed by Churchill VII with the SEC on March 17, 2023 (and specifically, the following sections: “Item 1A. Risk Factors”; “Item 10. Directors, Executive Officers and Corporate Governance”; “Item 11. Executive Compensation”; “Item 12. Beneficial ownership”; “Item 13. Related party transactions”; and “Item 15. Exhibits, Financial Statement Schedules–Note 5. Related Party Transactions”); (3) the Form 10-Qs filed by Churchill VII with the SEC on May 10, 2023, August 9, 2023 and November 9, 2023  (and specifically, the disclosure under “Item 1. Financial Statements–Note 5. Related Party Transactions” in each such Form 10-Qs, respectively); (4) the Form 8-K filed by Churchill VII with the SEC on August 7, 2023 (and specifically, the disclosure under “Item 1.01 Entry Into a Material Definitive Agreement–Amended and Restated Sponsor Agreement”); (5) the Form 8-K filed by Churchill VII with the SEC on December 26, 2023 (and specifically, the disclosure under “Item 1.01 Entry Into a Material Definitive Agreement–Consent and Merger Agreement Amendment”); (6) the SCHEDULE 14A filed by Churchill VII with the SEC on January 19, 2024 (and specifically, the following sections: “The Business Combination–Interests of Certain Persons in the Business Combination” and “Beneficial Ownership of Churchill Securities”;), and (7) other documents that may be filed with the SEC from time to time in connection with the Business Combination, each of which will be available free of charge at the SEC’s website located at www.sec.gov, or by directing a written request to Churchill Capital Corp VII at 640 Fifth Avenue, 12th Floor, New York, NY 10019. Additional information regarding the participants in the proxy solicitation and a description of their respective direct and indirect interests will be included in the definitive proxy statement/prospectus relating to the offer of securities to be issued by CorpAcq Group Plc to Churchill VII’s stockholders and warrantholders in connection with the completion of the Business Combination once such information becomes available.

Churchill VII stockholders, potential investors and other interested persons should read each of the filings listed above and the definitive proxy statement/prospectus relating to the offer of securities to be issued by CorpAcq Group Plc to Churchill VII’s stockholders and warrantholders in connection with the completion of the Business Combination, once such documents are available, before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

Investor Relations Contact:

Email: CorpAcqIR@icrinc.com

Media Relations Contact:

Michael Landau
Gladstone Place Partners
(212) 230-5930